UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 19, 2013

BLACKROCK KELSO CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33559	20-2725151
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

40 East 52nd Street

New York, NY 10022

(Address of principal executive offices)

(212) 810-5800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 19, 2013, in connection with the previously announced private offering, BlackRock Kelso Capital Corporation (“BlackRock Kelso Capital”, “Company”, “we” or “our”) issued $100 million in aggregate principal amount of 5.50% Convertible Senior Notes due 2018 (the “Notes”) under an indenture, dated as of February 19, 2013 (the “Indenture”), by and among the Company, Wilmington Trust, National Association, as trustee (the “Trustee”) and Citibank, N.A. as securities administrator (the “Securities Administrator”). Citigroup Global Markets Inc., BMO Capital Markets Corp., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. are representatives of the several initial purchasers. The initial purchasers were also granted an option to purchase an additional $15 million aggregate principal amount of the Notes solely to cover overallotments, if any.

The Notes will mature on February 15, 2018, unless earlier repurchased or converted in accordance with their terms. The interest rate on the Notes is 5.50% per year, payable semiannually in arrears on February 15 and August 15 of each year, beginning on August 15, 2013. As described in the Indenture, holders may convert their Notes at their option prior to the close of business on the business day immediately preceding August 15, 2017, in integral multiples of $1,000 principal amount, only under the following circumstances: (i) during any calendar quarter commencing after the calendar quarter ending on June 30, 2013 (and only during such calendar quarter), if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (ii) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the “trading price” (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the “measurement period” was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day; or (iii) upon the occurrence of “specified corporate events” (as described in the Indenture). On or after August 15, 2017, holders may convert their Notes at any time prior to the close of business on the scheduled trading day immediately preceding the maturity date irrespective of the foregoing conditions.

Upon conversion of a Note, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election. If we satisfy our conversion obligation in solely cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of our common stock, if any, due upon conversion will be based on a daily conversion value calculated on a proportionate basis for each trading day in a 20 trading day observation period.

No holder of Notes will be entitled to receive shares of our common stock upon conversion to the extent (but only to the extent) that following such receipt such converting holder would be, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder) of more than 5.0% of the shares of our common stock outstanding at such time (the “limitation”). Any purported delivery of shares of our common stock upon conversion of Notes shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the converting holder becoming the beneficial owner of more than the “limitation.” If any delivery of shares of our common stock owed to a holder upon conversion of Notes is not made, in whole or in part, as a result of the “limitation,” our obligation to make such delivery shall not be extinguished and we shall deliver such shares as promptly as practicable after any such converting holder gives notice to us that following such delivery such converting holder would not be the beneficial owner of more than 5.0% of the shares of common stock outstanding at such time. The “limitation” shall no longer apply following the effective date of any “fundamental change” (as defined in the Indenture).

Subject to certain conditions, holders may require the Company to repurchase, for cash, all or part of their Notes upon a “fundamental change” at a price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but excluding, the “fundamental change repurchase date” (as defined in the Indenture).

The Indenture contains certain events of default, the occurrence of which may lead to the Notes becoming due and payable immediately. The events of default contained in the Indenture include, without limitation, the following: (1) default in any payment of interest on any Note when due and payable and the default continues for a period of 30 days; (2) default in the payment of principal of any Note when due and payable at its stated maturity, upon any required repurchase, upon declaration of acceleration or otherwise; (3) our failure to comply with our obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right, and such default is not cured within 5 business days; (4) our failure to give a “fundamental change notice” (as defined in the Indenture) and such failure is not cured within 10 days after the due date for such notice; (5) our failure to give notice of a “specified corporate transaction” (as described in the Indenture) when due; (6) our failure for 60 consecutive days after written notice from the Trustee, the Securities Administrator or the holders of at least 25% in principal amount of the Notes then outstanding has been received to comply with any of our other agreements contained in the Notes or Indenture; (7) default by us or any of our “significant subsidiaries,” (as defined in the Indenture), with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $50 million in the aggregate of us and/or any such subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise; (8) our failure to comply with the obligation set forth under Section 18(a)(1)(A) as Modified by Section 61(a)(1) of the Investment Company Act of 1940; (9) (a) we or any of our “significant subsidiaries,” file for bankruptcy or (b) certain events of bankruptcy, insolvency, or reorganization of us or any of our “significant subsidiaries,” occur and remain undischarged or unstayed for a period of 60 days; or (10) a final judgment for the payment of $50 million or more (excluding any amounts covered by insurance) rendered against us or any of our “significant subsidiaries,” which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished.

The foregoing summary of the Indenture set forth above is qualified in its entirety by reference to the full text of the Indenture, a copy of which is attached to this Current Report on Form 8-K (“Form 8-K”) as Exhibit 4.1 and incorporated herein by reference.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), for resale by the Initial Purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in a Purchase Agreement.

The Notes and the underlying common stock issuable upon conversion of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ITEM 8.01. OTHER EVENTS.

On February 19, 2013, BlackRock Kelso Capital issued a press release announcing the closing of the private offering of the Notes.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

4.1	Indenture dated as of February 19, 2013, by and among BlackRock Kelso Capital Corporation, Wilmington Trust, National Association, as Trustee and Citibank, N.A. as Securities Administrator

4.2	Form of Global Note 5.50% Convertible Senior Note Due 2018 (included as part of Exhibit 4.1)

99.1	Press Release, dated February 19, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLACKROCK KELSO CAPITAL CORPORATION

Date: February 19, 2013	By:	/s/ Corinne Pankovcin
Name: Corinne Pankovcin
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture dated as of February 19, 2013, by and among BlackRock Kelso Capital Corporation, Wilmington Trust, National Association, as Trustee and Citibank, N.A. as Securities Administrator

4.2	Form of Global Note 5.50% Convertible Senior Note Due 2018 (included as part of Exhibit 4.1)

99.1	Press Release, dated February 19, 2013